Exhibit 99.1

USCF Funds Trust

United States 3x Oil Fund

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$18,832
Unrealized Gain (Loss) on Market Value of Futures	730,925
Dividend Income	1,290
Interest Income	4,609
Total Income (Loss)	$755,656

Expenses
Sponsor Management Fees	$4,033
Brokerage Commissions	2,798
Total Expenses	$6,831
Net Income (Loss)	$748,825

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$4,735,157
Net Income (Loss)	748,825

Net Asset Value End of Month	$5,483,982
Net Asset Value Per Share (100,040 Shares)	$54.82

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612

USCF Funds Trust

United States 3x Short Oil Fund

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(149,572)
Unrealized Gain (Loss) on Market Value of Futures	(113,167)
Dividend Income	834
Interest Income	799
Total Income (Loss)	$(261,106)

Expenses
Sponsor Management Fees	$1,122
Brokerage Commissions	952
Total Expenses	$2,074
Net Income (Loss)	$(263,180)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$1,492,881
Net Income (Loss)	(263,180)

Net Asset Value End of Month	$1,229,701
Net Asset Value Per Share (150,040 Shares)	$8.20

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612

USCF Funds Trust

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(130,740)
Unrealized Gain (Loss) on Market Value of Futures	617,758
Dividend Income	2,124
Interest Income	5,408
Total Income (Loss)	$494,550

Expenses
Sponsor Management Fees	$5,155
Brokerage Commissions	3,750
Total Expenses	$8,905
Net Income (Loss)	$485,645

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$6,228,038
Net Income (Loss)	485,645

Net Asset Value End of Month	$6,713,683

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612